EXHIBIT 10.50
TERMS OF DEFERRED STOCK UNIT AWARD AGREEMENT WITH CERTAIN EXECUTIVE OFFICERS

The form of Deferred Stock Unit Award Agreement (the “Agreement”), filed as Exhibit 10.6 to the Registrant’s Quarterly Report on From 10-Q for the quarterly period ended June 30, 2008, contains blanks where the executive’s name, target number of shares, grant date, vesting date, performance period, shortened performance period start date, and months in term provided under the Agreement vary for each executive.

On January 18, 2011, performance share awards were granted providing certain executives the opportunity to earn common stock, the number of which is determined pursuant to, and subject to the attainment of, performance goals.  The performance share awards were granted with a term of 36 months and vest on January 18, 2014.  The awards shortened performance period start date was January 1, 2011 thereby making the performance period January 1, 2011 through December 31, 2013.  The target number of shares for each executive awarded performance shares on January 18, 2011 is listed below.

Executive Officer	Target number of shares
Joseph J. MarcAurele	11,829
David V. Devault	4,690
Stephen M. Bessette	3,460
James M. Vesey	3,774
Galan G. Daukas	6,152
Mark K.W. Gim	3,423
Barbara J. Perino	3,423